UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2012 (September 7, 2012)

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54689	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital New York Recovery REIT, Inc (the "Company") previously filed a Current Report on Form 8-K on September 10, 2012 (the “Original Form 8-K”) reporting its acquisition of a fee simple interest in a condominium building which contains 50 rental units and a 36-space parking facility together with an undivided interest in the common elements appurtenant thereto, located at 163 Washington Avenue in Brooklyn, New York (the “163 Washington Avenue Condominiums”). The 163 Washington Avenue Condominiums is a newly constructed building that was completed in May 2011. This Current Report on Form 8-K/A is being filed for the purpose of amending the Original Form 8-K to provide (i) the financial information related to such acquisition required by Item 9.01 and (ii) certain additional information with respect to such acquisition. No other changes have been made to the Original Form 8-K.
Item 2.01. Completion of Acquisition or Disposition of Assets
The following two paragraphs are added to the end of the disclosure under Item 2.01 of the Original Form 8-K.
In evaluating the 163 Washington Avenue Condominiums as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors including: location; demographics; credit quality of the tenants; duration of the in-place leases; strong occupancy and the fact that the overall rental rates are comparable to market rates; expenses; utility rates; ad valorem tax rates; maintenance expenses; the level of competition in the rental market; and the lack of required capital improvements.
The Company believes that the 163 Washington Avenue Condominiums are well located, have acceptable roadway access and are well maintained. The 163 Washington Avenue Condominiums are subject to competition from similar properties within their respective market area, and the economic performance of the tenants in the 163 Washington Avenue Condominiums could be affected by changes in local economic conditions. The Company did not consider any other factors material or relevant to the decision to acquire the 163 Washington Avenue Condominiums, nor, after reasonable inquiry, is the Company aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.
Item 9.01. Financial Statements and Exhibits.

Page
(a) Financial Statements of Businesses Acquired

The 163 Washington Avenue Condominiums Historical Summary:
Report of Independent Certified Public Accounting Firm	3
Statements of Revenues and Certain Expenses for the period from May 1, 2011 (date of inception) to December 31, 2011 (audited) and the six months ended June 30, 2012 (unaudited)	4
Notes to Statements of Revenues and Certain Expenses	5

(b) Unaudited Pro Forma Consolidated Financial Information

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2012	7
Notes to Unaudited Pro Forma Consolidated Balance Sheet	8
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2011 and the six months ended June 30, 2012	9
Notes to Unaudited Pro Forma Consolidated Statements of Operations	11

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital New York Recovery REIT, Inc.
We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of a condominium building located at 163 Washington Ave. in Brooklyn, New York (the “163 Washington Avenue Condominiums”) for the period from May 1, 2011 (date of inception) to December 31, 2011. This Historical Summary is the responsibility of American Realty Capital New York Recovery REIT, Inc.'s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the 163 Washington Avenue Condominiums' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K of American Realty Capital New York Recovery REIT, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the 163 Washington Avenue Condominiums' revenues and expenses.
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 1 to the Historical Summary, of the 163 Washington Avenue Condominiums for the period from May 1, 2011 (date of inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
October 9, 2012

163 WASHINGTON AVENUE CONDOMINIUMS

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Six Months Ended	Period from May 1, 2011 (date of inception) to
	June 30, 2012	December 31, 2011
	(Unaudited)
Rental income	$992	$563

Certain expenses:
Real estate taxes	17	24
Property operating	267	295
Insurance	20	22
Total certain expenses	304	341
Revenues in excess of certain expenses	$688	$222

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

163 WASHINGTON AVENUE CONDOMINIUMS

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts as of and for the six months ended June 30, 2012 are unaudited)

1. Background and Basis of Presentation
The accompanying Statements of Revenues and Certain Expenses include the operations of a fee simple interest in a condominium building which contains 50 rental units and a 36-space parking facility together with an undivided interest in the common elements appurtenant thereto, located at 163 Washington Avenue in Brooklyn, New York (the “163 Washington Avenue Condominiums”) for the period from May 1, 2011 (date of inception) to December 31, 2011 and the six months ended June 30, 2012 (unaudited). American Realty Capital New York Recovery REIT, Inc. (the “Company”) completed its acquisition of the 163 Washington Avenue Condominiums through its sponsor, American Realty Capital III, LLC, from an unaffiliated third party on September 7, 2012, for a cash purchase price of $31.5 million, excluding a $0.4 million non-controlling equity interest in the 163 Washington Avenue Condominiums issued to the seller. Additionally, through another joint venture with the Company, a third party was issued a $0.1 million non-controlling equity interest in the 163 Washington Avenue Condominiums. The 163 Washington Avenue Condominiums contain 41,613 rentable square feet, excluding the parking facility, and consist of 49 residential units and one commercial space.
The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent period available instead of the three most recent years based on the following factors: (a) construction on the 163 Washington Avenue Condominiums was completed in May 2011; (b) the 163 Washington Avenue Condominiums were acquired from an unaffiliated party; and (c) based on due diligence of the 163 Washington Avenue Condominiums by the Company, management is not aware of any material factors relating to the 163 Washington Avenue Condominiums that would cause this financial information not to be necessarily indicative of future operating results.
2.  Summary of Significant Accounting Policies
Revenue Recognition
The residential leases in-place are gross, whereby the tenants do not reimburse the property's owner for any property-related expenses. Under the terms of the commercial lease, which is expected to commence in November 2012, the tenant will pay monthly rent reimbursements to the property's owner for certain property-related expenses. Reimbursements pursuant to the commercial lease will be recognized as revenue in the period the applicable expenses are incurred.
As of June 30, 2012 and December 31, 2011, there were no tenants that accounted for 10% or more of annualized rental income.
Use of Estimates
The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.
3. Future Minimum Lease Payments
At June 30, 2012, the 163 Washington Avenue Condominiums were 97.2% leased under non-cancelable operating leases with a remaining lease term of 1.3 years on a weighted average basis. Future minimum lease payments are as follows (in thousands):

July 1, 2012 to December 31, 2012	$767
2013	789
2014	67
2015	44
2016	46
2017 and thereafter	300
Total	$2,013

4. Subsequent Events
The Company has evaluated subsequent events through October 9, 2012, the date which this historical summary has been issued, and has determined that there have not been any events that have occurred that would require adjustments to the disclosures in the audited historical summary.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2012
(In thousands)

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital New York Recovery REIT, Inc. (the "Company") had acquired the 163 Washington Avenue Condominiums as of June 30, 2012. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. Buildings, fixtures and improvements include $25.1 million, comprised of $21.3 million and $3.8 million, provisionally assigned to buildings and fixtures, respectively, pending receipt of the final cost segregation analysis on such assets prepared by a third-party specialist. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the 163 Washington Avenue Condominiums as of June 30, 2012, nor does it purport to present the future financial position of the Company.

	American Realty Capital New York Recovery REIT, Inc. (1)	163 Washington Avenue Condominiums (2)		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Assets
Real estate investments, at cost:
Land	$35,551	$6,257		$41,808
Buildings, fixtures and improvements	134,596	25,029		159,625
Acquired intangible lease assets	15,848	594		16,442
Total real estate investments, at cost	185,995	31,880		217,875
Less accumulated depreciation and amortization	(7,525)	—		(7,525)
Total real estate investments, net	178,470	31,880		210,350
Cash	2,389	—		2,389
Restricted cash	606	—		606
Due from affiliate, net	483	—		483
Prepaid expenses and other assets	3,786	—		3,786
Deferred costs, net	4,056	257		4,313
Total assets	$189,790	$32,137		$221,927
Liabilities and Equity
Mortgage notes payable	$75,035	$—		$75,035
Revolving credit facility	22,500	14,000		36,500
Below market lease liabilities	4,135	—		4,135
Derivative, at fair value	479	—		479
Accounts payable and accrued expenses	2,779	149		2,928
Deferred rent and other liabilities	534	—		534
Distributions payable	585	—		585
Total liabilities	106,047	14,149		120,196
Common stock	119	17		136
Additional paid-in capital	96,289	17,491		113,780
Accumulated other comprehensive loss	(476)	—		(476)
Accumulated deficit	(13,086)	—		(13,086)
Total stockholders' equity	82,846	17,508		100,354
Non-controlling interests	897	480	(3)	1,377
Total equity	83,743	17,988		101,731
Total liabilities and equity	$189,790	$32,137		$221,927

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2012:
(1) Reflects the Company's historical unaudited Balance Sheet as of June 30, 2012, as previously filed.
(2) Reflects the acquisition of the 163 Washington Avenue Condominiums. The cash portion of the purchase price, excluding related expenses, was $31.5 million, which was funded with (i) proceeds from the Company's ongoing initial public offering in the amount of $17.5 million and (ii) a $14.0 million draw on the Company's $40.0 million senior unsecured revolving credit facility with Capital One, National Association.
(3) Represents non-controlling equity interests in the 163 Washington Avenue Condominiums issued to the seller and an additional third party of $0.5 million, in aggregate.
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.
The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be one to nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from one to 10 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.
Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.
In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE SIX MONTHS ENDED JUNE 30, 2012

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2011 and the six months ended June 30, 2012, are presented as if American Realty Capital New York Recovery REIT, Inc. (the "Company") had acquired the 163 Washington Avenue Condominiums as of the date of inception, May 1, 2011. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of the Company.
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2011 (in thousands):

		For the Period from May 1, 2011 (date of inception) to December 31, 2011
	American Realty Capital New York Recovery REIT, Inc. (1)	163 Washington Avenue Condominiums (2)	Pro Forma Adjustments 163 Washington Avenue Condominiums		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Revenues:
Rental income	$6,891	$563	$43	(3)	$7,497
Operating expense reimbursement	644	—	—		644
Total revenues	7,535	563	43		8,141
Operating expenses:
Property operating	1,039	341	—		1,380
Acquisition and transaction related	1,586	—	—		1,586
General and administrative	220	—	—		220
Depreciation and amortization	4,043	—	1,070	(4)	5,113
Total operating expenses	6,888	341	1,070		8,299
Operating income (loss)	647	222	(1,027)		(158)
Other income (expenses):
Interest expense	(3,910)	—	(294)	(5)	(4,204)
Interest income	1	—	—		1
Loss on derivative instrument	(3)	—	—		(3)
Total other expenses	(3,912)	—	(294)		(4,206)
Net income (loss)	(3,265)	222	(1,321)		(4,364)
Net loss (income) attributable to non-controlling interest	(154)	—	33	(6)	(121)
Net income (loss) attributable to stockholders	$(3,419)	$222	$(1,288)		$(4,485)

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE SIX MONTHS ENDED JUNE 30, 2012

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2012 (in thousands):

	American Realty Capital New York Recovery REIT, Inc.(1)	163 Washington Avenue Condominiums(2)	Pro Forma 163 Washington Avenue Condominiums		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Revenues:
Rental income	$5,999	$992	$32	(3)	$7,023
Operating expense reimbursement	358	—	—		358
Total revenues	6,357	992	32		7,381
Operating expenses:
Property operating	850	304	—		1,154
Acquisition and transaction related	1,642	—	—		1,642
General and administrative	81	—	—		81
Depreciation and amortization	3,366	—	823	(4)	4,189
Total operating expenses	5,939	304	823		7,066
Operating income (loss)	418	688	(791)		315
Other income (expenses):
Interest expense	(2,166)	—	(220)	(5)	(2,386)
Loss on derivative instrument	(1)	—	—		(1)
Total other expenses	(2,167)	—	(220)		(2,387)
Net income (loss)	(1,749)	688	(1,011)		(2,072)
Net loss (income) attributable to non-controlling interest	(18)	—	10	(6)	(8)
Net income (loss) attributable to stockholders	$(1,767)	$688	$(1,001)		$(2,080)

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

 Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2011 and the six months ended June 30, 2012.
(1) Reflects the Company's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the 163 Washington Avenue Condominiums for the period indicated.
(3) Represents adjustments to rent for an above-market master lease related to the parking facility, executed on the date of acquisition.
(4) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period indicated. Depreciation is computed using the straight-line method over the estimated lives of 40 years for buildings and five years for fixtures.  The value of in-place leases are amortized to expense over the initial term of the respective leases, which ranges from one to 10 years.
(5) Represents interest expense that would have been recorded on debt incurred in connection with the acquisition. The Company financed a portion of the acquisition with an advance of $14.0 million on the senior unsecured revolving credit facility which generally bears interest at a floating rate of LIBOR plus 2.5%.
(6) Represents net (income) loss allocated to non-controlling interest holders of 3.0%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Dated: October 9, 2012	By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer